Exhibit 5.1

(269) 337-7700 Fax: (269) 337-7701
March 13, 2024

Nuwellis, Inc.
12988 Valley View Road
Eden Prairie, Minnesota 55344

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Nuwellis, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-276562) dated January 17, 2024 (as the same may be amended from time to time, the “Registration Statement”), relating to the offer and sale of: (i) up to 10,204,081 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) 10,204,081 warrants (the “Common Warrants”) to purchase up to 10,204,081 shares of Common Stock, (iii) up to 10,204,081 shares of Common Stock, issuable upon the exercise of the Warrants (the “Common Warrant Shares”),  (iv) for some purchasers, in lieu of Shares, up to 10,204,081 pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants”) to purchase up to 10,204,081 shares of Common Stock, and (v) the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares” and together with the Common Warrant Shares, the “Warrant Shares”). The Warrants are being issued pursuant to the terms of that certain warrant agency agreement (the “Warrant Agency Agreement”) to be entered into by and among the Company and Equiniti Trust Company, LLC (the “Warrant Agent”), the form of which Warrant Agency Agreement has been filed as Exhibit 4.18 to the Registration Statement.

The Shares and Warrants are to be sold by the Company as described in the Registration Statement and pursuant to a placement agency agreement (the “Placement Agency Agreement”) to be entered into by and between the Company and Roth Capital Partners, LLC, the form of which has been, or will be, filed as Exhibit 1.1 to the Registration Statement.  We have assumed that the sale of the Shares and Warrants as described in the Registration Statement, the public offering proce of the Shares and the Warrants, and the exercise price of the Warrants, will be at prices established by the Board of Directors of the Company or a duly-formed Pricing Committee thereof no less than the minimum prices authorized by the Board of Directors as of the date hereof, in accordance with the Delaware General Corporation Law. We have also assumed that, (i) the Warrant Shares will be properly delivered to the persons exercising the Warrants, and (ii) at the time of exercise of the Warrants, the consideration for the issuance and sale of the Warrant Shares in connection with such exercise is an amount that is not less than the par value of the Common Stock.

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company, including, but not limited to, the Certificate of Incorporation, the Bylaws, the Warrants, the Placement Agency Agreement and the Warrant Agency Agreement.  In addition, in rendering this opinion, we have assumed that the Shares, Warrants and the Warrant Shares issuable upon exercise of the Warrants, will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all supplements and amendments thereto, the Placement Agency Agreement and the Warrant Agency Agreement.  As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

Our opinions are limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to New York law applicable to contracts and the Delaware General Corporate Law. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

(269) 337-7700 Fax: (269) 337-7701

March 13, 2024

With regard to our opinions concerning the Warrants, constituting valid and binding obligations of the Company:

1. Our opinions are subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, voidable transaction, fraudulent conveyance, debtor and creditor, and other laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

2. Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

3. We express no opinion as to any provision of the Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

4. We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Warrants.

Based on the foregoing, we are of the opinion that:

1. When the Warrants covered by the Registration Statement have been offered, sold, issued, duly executed and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Placement Agency Agreement and the terms of the Warrants and the Warrant Agency Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, such Warrants will constitute binding obligations of the Company.

2. The Shares covered by the Registration Statement and the shares of Common Stock issuable upon exercise of the Warrants, when they and such Warrants are offered, sold, issued and delivered by the Company as described in the Registration Statement and related prospectus and in accordance with, and in the manner set forth in, the Warrants, the Placement Agency Agreement and the Warrant Agency Agreement, including without limitation, the payment in full of all applicable consideration thereof, against payment therefor, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP

Honigman LLP

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402